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                                                                   Exhibit 10.12


                              AGREEMENT AND RELEASE

            This AGREEMENT AND RELEASE (this "Agreement"), made as of the 25th day of July, 1999, by and among Bausch & Lomb, Incorporated, a New York corporation ("B&L"), CRL Holdings, Inc., a Delaware corporation ("CRL Holdings")
and             (the "Employee").

                                   WITNESSETH:

            WHEREAS, B&L and the Employee have entered into that certain letter agreement dated February 8, 1999 (the "Retention Agreement"), which Retention Agreement, provides, among other matters, for the payment by B&L of certain amounts to the Employee in connection with the consummation of the transactions contemplated by the Recapitalization Agreement dated as of the date hereof (the "Recapitalization Agreement") by and among B&L, Endosafe, Inc., CRL Holdings, Charles River Laboratories, Inc., SPAFAS, Inc., B&L International, Inc., Wilmington Partners, L.P., B&L Canada, Inc., CRL Acquisition LLC and DLJ Merchant Banking Partners II, L.P.. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Recapitalization Agreement; and

            WHEREAS, B&L and CRL Holdings desire to reaffirm certain of the agreements of B&L contained in the Retention Agreement and otherwise terminate the Retention Agreement and enter into this Agreement on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                AGREEMENTS OF B&L

            1.1 Agreements of B&L. B&L hereby agrees that on or before the Closing Date (i) B&L shall pay to the Employee the Employee's portion of the EVA Bonus Bank payable to all employees of the Celtics Business and (ii) B&L shall either, at B&L's election and subject to the approval of the Committee on Management of the Board of Directors of B&L, (a) pay to the Employee the fair market value (i.e. the average of the closing sales prices of B&L's common stock as reported on the New York Stock Exchange for the twenty (20) Business Days preceding the Closing Date less the applicable stock option exercise price(s)) of the Employee's unvested B&L stock options and grants (the "Amount") or (b) accelerate the vesting of the foregoing options and grants to the Closing Date as of the Closing Date. Notwithstanding the foregoing, in the event that the Committee on Management of the Board of Directors of B&L fails to approve the matters set forth in clause (ii)(a) above and B&L determines not to effect the matters set forth in clause (ii)(b) above, on or before the Closing Date, B&L shall pay CRL Holdings, and CRL Holdings shall, immediately after the Closing Date, pay to the Employee, the Amount.

                                    ARTICLE 2

                           AGREEMENTS OF CRL HOLDINGS

            2.1 Agreements of CRL Holdings.

            (a) In the event that the Employee's employment is terminated at any time prior to the first anniversary of the Closing Date by CRL Holdings for any reason other than Cause, CRL Holdings hereby agrees to pay to the Employee a
severance benefit for a period of     ( ) years following the date of
termination the Employee's base salary in effect on the date of termination, payable in periodic installments in accordance with the
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standard payroll practices of CRL Holdings. All other employee severance benefits shall remain consistent with the CRL Holdings (formerly CRL) severance policy and will continue until the first to occur of (i) the termination of the period of severance pay provided for herein or (ii) until the Employee gains other employment

            (b) (i) immediately prior to the Closing, CRL Holdings shall pay to the Employee an amount equal to the six month pro rata portion of Employee's 1999 bonus under the Charles River Executive Incentive Compensation Plan (the "ICP") for the first two fiscal quarters of 1999, calculated on the basis of actual business unit performance through June 26, 1999 and (ii) immediately after the Closing, CRL Holdings shall pay to the Employee an amount equal to the three month pro rata portion of Employee's 1999 bonus under the ICP, calculated on the basis of target performance for the quarter ended September 25, 1999. Any adjustments to the payment identified in the foregoing subclause (ii) based upon actual business unit performance shall be reflected in Employee's final EICP bonus calculation and payout for fiscal year end 1999.

            (c) Amounts paid pursuant to this Section 2.1 shall be characterized as "Compensation" under the Charles River Executive Supplemental Life Insurance Retirement Plan for benefits calculation purposes thereunder.

            2.2 Definitions.

            (a) For purposes hereof, "Cause" shall be defined as fraud, violence, theft, gross misconduct, discrimination or harassment or actions of malicious intent which directly compromise the Employee's role or accountabilities.

            (b) For purposes hereof, "terminated" shall include your refusal of an employment position offered by CRL Holdings or one of its affiliates because
(i) there is a material diminution in job assignment as defined by level, responsibility or compensation; or (ii) the proposed job assignment requires relocation outside the current area of employment.

                                    ARTICLE 3

                             RELEASE AND TERMINATION

            3.1 Release. In consideration of the agreements contained in Articles 1 and 2 hereof, which agreements constitute consideration being provided to the undersigned for the execution of this Release and to which the undersigned is not already entitled, the Employee hereby releases B&L, CRL Holdings, CRL Acquisition LLC, Recap Co and the Recap Subsidiaries, and each of their respective current and former officers, directors, employees, stockholders, subsidiaries and other affiliates (collectively, the "Releasees"), from all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions and demands whatsoever, in law or equity, which the undersigned ever had, now has or hereafter can, shall or may have against the Releasees or any of them arising out of or relating to the Retention Agreement. The undersigned agrees never directly or indirectly to commence or prosecute, or assist in the filing, commencement or prosecution of any action, proceeding or charge against the Releasees or any of them arising out of or relating to the Retention Agreement.

            3.2 Termination of Retention Agreement. Subject to Section 3.3 below, the Retention Agreement is hereby terminated effective as of the Closing Date, and neither party hereto shall have any continuing or further obligations under the Retention Agreement.

            3.3 Effectiveness of Release. Notwithstanding anything to the contrary contained herein, Sections 3.1 and 3.2 shall become effective only upon the receipt by the Employee of the payments set forth in clauses (i) and (ii)(a) of Section 1.1 (or in lieu of the payments contemplated by such clause (ii)(a), the benefits of clause (ii)(b) of Section 1.1 or the payments contemplated by the last sentence of Section 1.1), and subparagraph (b) of Section 2.1.

                                    ARTICLE 4

                               GENERAL PROVISIONS

            4.1 Notices. All notices and other communications in connection with this Agreement and the transactions contemplated hereunder shall be in writing and shall be either telecopied, delivered personally, delivered by reputable overnight courier or mailed by certified mail, return receipt requested, postage pre-paid, to the recipient at such recipient's address as shall from time to time be specified by the recipient. All such notices shall be effective and deemed received upon delivery, if delivered by hand; three days after deposit in the mail, postage prepaid, if mailed; upon receipt, in the case of telecopy or sent by overnight courier. Each

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notice, request, instruction or document shall bear the date on which it is delivered or mailed. Notice may be given by attorneys on behalf of the parties.

            4.2 Entire Agreement. Amendment This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and no amendment or modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

            4.3 Assignment. This Agreement and the rights, duties and obligations of any party hereunder may not be transferred or assigned without the prior written consent of the other parties hereto except to the Employee's heirs, legal representatives, administrators or executors, and any assignment in violation of this Section 4.3 shall be null and void.

            4.4 Further Assurances. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

            4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to any conflict of laws principles which would apply the laws of any other jurisdiction.

            4.6 Article and Section Headings. The article and section headings in this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

            4.7 Waiver. The waiver of any covenant, condition or duty hereunder by either party must be in writing and shall not prevent that party from later insisting upon full performance of the same.

            4.8 Counterparts. This Agreement may be executed in counterparts (including by telecopy), each of which shall be deemed an original, and both of which taken together shall constitute one and the same instrument.

                               *        *        *
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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Release to be duly executed as of the date first above written.


                                           BAUSCH & LOMB, INCORPORATED


                                           By:
                                               Name:
                                               Title:


                                           CRL HOLDINGS, INC.


                                           By:
                                               Name:
                                               Title:


                                           Employee: